Agreement

Xiamen Foowoo Mobile Telecom Technique Co., Ltd. agrees to grant Massive Dynamics, Inc. distribution rights to test market of the Projected Keyboard tablet PC (FOOWOO P2) and stand alone Project keyboard device for a minimum of 120 days.

Massive Dynamics will use their own resources to advertise and promote the FooWoo's Products in USA market.

If marketing proves successful, Massive Dynamics will make an OEM purchase of the products.

Oscar Hines
CEO Massive Dynamics, Inc.
19925 Stevens Creek Bouleverd
Cupertino, California

John Wu
VP
Xiamen Foowoo Mobile Telecom Technique Co.,Ltd.
3/F,Chuangye Building, Pioneering Park For Overseas Chinese Scholars, Xiamen, China.